Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$10,027,597
Unrealized Gain (Loss) on Market Value of Futures	(2,854,702)
Dividend Income	3,099
Interest Income	18,384
Total Income (Loss)	$7,194,378

Expenses
General Partner Management Fees	$34,123
Professional Fees	18,463
Brokerage Commissions	6,425
Non-interested Directors' Fees and Expenses	372
Prepaid Insurance Expense	341
NYMEX License Fee	853
SEC & FINRA Registration Expense	3,945
Total Expenses	64,522
Expense Waiver	(21,936)
Net Expenses	$42,586
Net Income (Loss)	$7,151,792

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/16	$63,432,772
Net Income (Loss)	7,151,792

Net Asset Value End of Month	$70,584,564
Net Asset Value Per Share (2,250,000 Shares)	$31.37

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612